Exhibit 10.20

Executive Officers’ Incentive Plan

July 17, 2009

Executive officer’s will earn their respective target annual incentive compensation (the “Annual Bonus”) based on achievement of annual financial goals as follows:

•	In the event that the Company achieves 100% of the cash EPS bonus target for the fiscal year, as set by the Board (the “Cash EPS Target”), 100% of the Annual Bonus will be earned.

•	In the event that the Company achieves 73% of the Cash EPS Target, 50% of the Annual Bonus will be earned.

•	In the event that the Company achieves less than 73% of the Cash EPS Target, no Annual Bonus will be earned.

•

In the event that the Company achieves between 73% and 100% of the Cash EPS Target, the percent of Annual Bonus earned (beyond the 50% earned as a result of achieving 73% of plan) will be calculated on a straight-line basis based upon the percent of the Cash EPS Target achieved between such 73% and 100%.

•	In the event that the Company achieves 133% or more of the Cash EPS Target, 200% of the Annual Bonus will be earned.

•

In the event that the Company achieves between 100% and 133% of the Cash EPS Target, the percent of Annual Bonus earned (beyond the 100% earned as a result of achieving 100% of plan) will be calculated on a straight-line basis based upon the percent of the Cash EPS Target achieved between such 100% and 133%.

The Annual Bonus awards to executive officers may also be subject to individualized performance criteria apart from the Company’s EPS performance.

In addition, the Board and/or Compensation Committee may in its discretion authorize the payment of the target incentive compensation or such other amount irrespective of the achievement of the foregoing financial objectives.

For fiscal 2010, the annual base salary and target Annual Bonus for each of the Named Executive Officers is as follows:

Title	Name	Base Salary	Target Annual Bonus
Chairman and Chief Executive Officer	Bobby Yazdani	$450,000	$315,000
Chief Financial Officer	William Slater	$280,000	$196,000
President, Global Field Operations	Jeffrey T. Carr	$290,000	$290,000
Executive Vice President, Corporate Development and Secretary	Peter E. Williams III	$275,000	$192,500

To the extent the foregoing Executive Officer Incentive Plan provisions are not consistent with existing employment arrangements, such provisions are intended to govern.